UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 6, 2012
Oiltanking Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35230	45-0684578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
15631 Jacintoport Blvd.
Houston, Texas 77015
(Address of principal executive offices) (Zip Code)
(281) 457-7900
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2012, the board of directors (the “Board”) of OTLP GP, LLC (the “General Partner”), the general partner of Oiltanking Partners, L.P. (the “Partnership”) announced that Anne-Marie Ainsworth will become President and Chief Executive Officer of the General Partner, effective as of November 26, 2012. Ms. Ainsworth will also be appointed as a member of the Board by Oiltanking Holding Americas, Inc. (“OTA”), the sole member of the General Partner as of November 26, 2012. Ms. Ainsworth will also serve as the Chief Executive Officer of OTA.
Ms. Ainsworth will replace Carlin G. Conner as Chief Executive Officer of the General Partner, who previously accepted the position of Managing Director of OTA’s foreign parent, Oiltanking GmbH. As previously announced, Mr. Conner will continue as the Chairman of the Board.
There are no understandings or arrangements between Ms. Ainsworth and any other person pursuant to which Ms. Ainsworth was selected to serve as an officer or director of the General Partner, other than her employment relationships set forth above. There are no existing relationships between Ms. Ainsworth and the General Partner, the Partnership or any of the Partnership’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

Ms. Ainsworth, age 56, previously held the position of Senior Vice President of Sunoco Refining from November 2009 until July 2011. Prior to joining Sunoco, Anne-Marie was employed by Motiva Enterprises, LLC, where she was the General Manager of the Motiva refinery in Norco, Louisiana. Ms. Ainsworth holds a Master’s degree in Business Administration from Rice University and a Bachelor’s degree in Chemical Engineering from the University of Toledo.

Oiltanking GmbH is the sole owner of OTA, which owns and controls the General Partner of the Partnership. Oiltanking GmbH is a subsidiary of Marquard & Bahls AG, Germany, a privately owned company.

Item 7.01. Regulation FD Disclosures.
On November 6, 2012, the Partnership published a press release announcing the events described above, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated November 6, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oiltanking Partners, L.P.
		By:	OTLP GP, LLC, its general partner

Dated:	November 13, 2012	By:	/s/ Brian C. Brantley
			Name:	Brian C. Brantley
			Title:	Vice President, General Counsel and Secretary

Exhibit Index

99.1	Press Release dated November 6, 2012.